Exhibit 99.1

CITI TRENDS ANNOUNCES 2018 HOLIDAY SALES RESULTS

SAVANNAH, GA (January 14, 2019) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited sales for the first two months of the fourth quarter of fiscal 2018, in advance of its investor presentation at the ICR Conference on January 15, 2019.

Holiday Sales — November and December 2018

Total sales in the first two months of the fourth quarter of 2018 decreased 1.9% to $161.9 million compared with $165.1 million in the same period of 2017.  Comparing the nine weeks ended January 5, 2019 with the nine weeks ended January 6, 2018, comparable store sales decreased 0.7% during the two-month period, following a 4.8% increase in last year’s fiscal November/December timeframe.

Total sales in the first 11 months of 2018 increased 3.1% to $730.2 million compared with $708.2 million in the same period of 2017.  Comparable store sales increased 1.4% in the first 11 months of 2018, comparing the 48 weeks ended January 5, 2019 with the 48 weeks ended January 6, 2018.

Bruce Smith, President and Chief Executive Officer, commented, “Comparable store sales are up 1.4% for the 11 months year-to-date; however, similar in many respects to what we saw in the third quarter, fashion misses in November and December caused comparable store sales to decrease 0.7%.   Importantly, we are on track to enter the spring season in a clean inventory position.”

Based on the November/December sales results and expectations for the remainder of the fourth quarter of fiscal 2018, the Company has revised its diluted earnings per share guidance downward and now expects it to be in a range of $0.54 to $0.58 which, at its midpoint, would reflect a 47% increase from the $0.38 earned in the fourth quarter of 2017.  Full year fiscal 2018 guidance is in a range of $1.60 to $1.64 which, at its midpoint, represents a 57% increase from the $1.03 earned in the full year fiscal 2017.

Capital Return Program

As announced on November 30, 2018, the Company’s Board of Directors authorized another $25 million share repurchase program.  Since that announcement, the Company has repurchased shares at a total cost of approximately $12 million, and since the beginning of 2018, the Company has returned approximately $41 million to its shareholders in the form of share repurchases and dividends.

Long-Term Strategic Planning

In connection with the Board of Directors’ ongoing review and update of the Company’s long-term strategic plan, the Company has updated its investor presentation to include additional information regarding growth opportunities, merchandising and operational initiatives and long-term goals.  Such information includes, among other things:

•                  An update of the Company’s long-term goals - annual store square footage growth of 4% to 5%, including a test of the opportunity in Hispanic-dominated markets, and $4 of earnings per share within the next five years

•                  Systems initiatives, including store level merchandise planning and markdown optimization

•                  Projects to improve logistics and freight efficiencies

•                  Return of excess capital to shareholders

The presentation is being filed with the SEC on Form 8-K today and will also be available in the Investor Relations section of the Company’s website.  This presentation will be used by management at the ICR Conference.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 558 stores located in 32 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans, objectives of management for future operations, management’s expectations and beliefs, and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings or sales guidance or long-term goals are forward-looking statements.  Investors are cautioned not to place undue reliance on any forward-looking statements and that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings or sales guidance, future performance or management’s expectations, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:        Bruce Smith

President and Chief Executive Officer

(912) 443-2075